SECURITIES AND EXCHANGE COMMISSION
                                 450 5th Street
                             Washington, D.C.  20549


                                FORM 8-K/A No. 1

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

Date of Report:  October 21, 1996

Date of Earliest
Event Reported:  August 5, 1996


                              AMERICA ONLINE, INC.
             (Exact name of registrant as specified in its charter)



Delaware                 0-19836                       54-1322110
(State of incorporation  (Commission File Number)     (IRS Employer
or organization)                                       Identification No.)



22000 AOL Way, Dulles, Virginia                             20166
(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:  (703)  448-8700


Item 7 is hereby amended to state as follows:


Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired:

       (1) The ImagiNation Network, Inc. December 31, 1995, 1994 and 1993, Financial Statements.

       (2) The ImagiNation Network, Inc. June 30, 1996 and 1995, Financial Statements.

(b)  Pro Forma Financial Information:

  (1)  Unaudited Pro Forma Combined Condensed Balance Sheet at June 30, 1996.

  (2) Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended June 30, 1996.

  (3)  Notes to Unaudited Pro Forma Combined Condensed Financial Statements.


(c) Exhibits.

2.1. Stock Purchase Agreement by and between America Online, Inc., AT&T Corp. and Imagination Network, Inc. dated as of August 5, 1996.*

23.1      Consent of Ernst & Young LLP.

99.1.     Press Release dated August 6, 1996.*


* Filed as part of the Registrant's filing on Form 8-K filed August 20, 1996 (Commission file no. 0-19836) and incorporated herein by reference.


                              Financial Statements
                          The ImagiNation Network, Inc.

                  Years ended December 31, 1995, 1994 and 1993

                       with Report of Independent Auditors


                          The ImagiNation Network, Inc.

                              Financial Statements

                  Years ended December 31, 1995, 1994 and 1993

                                    Contents

Report of Independent Auditors                             1

Audited Financial Statements

Balance Sheets                                             2
Statements of Operations                                   3
Statement of Shareholders' Equity                          4
Statements of Cash Flows                                   5
Notes to Financial Statements                              6



                         Report of Independent Auditors

To the Board of Directors and Shareholder
The ImagiNation Network, Inc.

We have audited the accompanying balance sheets of The ImagiNation Network, Inc. (a wholly owned subsidiary of AT&T Corporation) as of December 31, 1995 and 1994, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The ImagiNation Network, Inc. as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period then ended, in conformity with generally accepted accounting principles.

                             /s/ Ernst & Young LLP

September 11, 1996


[CAPTION]
                          The ImagiNation Network, Inc.

                                 Balance Sheets

                                                      December 31,
                                                    1995        1994
Assets
Current assets:
Cash and cash equivalents                       $3,952,271   $1,126,713
Short-term investments                             700,000      700,000
Accounts receivable, net of allowance for
doubtful accounts of $515,361, in 1995 and       1,121,265    1,534,298
$725,818 in 1994
Inventories                                        145,000      337,286
Prepaid expenses and other current assets          313,607      420,328
Total current assets                             6,232,143    4,118,625

Property and equipment, net                      4,262,927    3,112,253
Other assets                                        25,000       25,000
Goodwill, net of accumulated amortization of             -   41,612,924
$249,179 in 1994
Total assets                                   $10,520,070  $48,868,802

Liabilities and shareholders' equity
Current liabilities:
Accounts payable                                $2,246,663   $1,224,620
Accrued payroll and related expenses               951,250      527,089
Other accrued expenses                           1,063,062    2,433,702
Note payable                                             -    1,000,000
Deferred revenue                                   352,526      396,152
Total current liabilities                        4,613,501    5,581,563

Accrued rent                                        88,880            -

Shareholders' equity:
Common stock, $0.001 par value:
Authorized: 6,000,000 shares; Issued and
outstanding: 950,000 shares                            950          950
Additional paid-in capital                      99,775,934   73,899,568
Accumulated deficit                            (93,959,195) (30,613,279)
Total shareholders' equity                       5,817,689   43,287,239
Total liabilities and shareholders' equity     $10,520,070  $48,868,802

[CAPTION]
                          The ImagiNation Network, Inc.
                            Statements of Operations

                                            Year ended December 31,
                                        1995         1994         1993

Revenue                              $12,765,557  $10,538,978   $7,164,076
Cost of revenue                       (8,960,283)  (7,011,659)  (4,907,675)
Gross profit                           3,805,274    3,527,319    2,256,401

Operating  costs and expenses:
Marketing                              6,076,847    5,232,623    2,316,439
Product development                    5,360,616    4,758,710    3,412,125
General and administrative            14,124,900    8,282,741    5,382,670
Amortization of goodwill               5,980,296      249,179            -
Write-down of goodwill                35,632,628            -            -
Total operating costs and expenses    67,175,287   18,523,253   11,111,234

Operating loss                       (63,370,013) (14,995,934)  (8,854,833)

Other income (expense):
Interest income                           56,430      108,474      124,615
Interest expense                         (32,333)    (340,613)    (377,557)
Total other income (expense)              24,097     (232,139)    (252,942)
Net loss                             $(63,345,91) $(15,228,07) $(9,107,775)

Net loss per share                      $ (66.68)   $  (16.03)    $  (9.34)

Weighted average common shares           950,000      950,000      975,000
outstanding

See accompanying notes.

[CAPTION]
                          The ImagiNation Network, Inc.

                        Statement of Shareholders' Equity


                                                                                 Total


                             Preferred Stock              Common Stock
                          Shares         Amount        Shares         Amount

Balances as of
December 31, 1992          -              -            $1,000,000    $1,000
Issuance of
 2,000,000 sharess
 of Series A preferred
 stock at $5.00 per
 share,less issuance
 costs of $66,667          2,000,000       2,000                 -          -
Conversion of related
party payable to 1,800,000
shares of Series A
preferred stock at $5.00
per share                  1,800,000       1,800                 -          -
Contribution of common
stock by related party             -           -           (50,000)       (50)
Net loss                           -           -                 -          -
Balances as of December
31, 1993                   3,800,000       3,800           950,000       (950)
Capital investment
Conversion of related
party advances to equity           -           -                 -          -
Cancellation of preferred
stock in connection with
AT&T acquisition          (3,800,000)     (3,800)                -          -
Goodwill from AT&T
acquisition                        -           -                 -          -
Net loss
Balances as of December
31, 1994                           -           -            950,000       950
Capital contribution by
AT&T                               -           -                  -         -
Net loss                           -           -                  -         -
Balances as of December            -           -       $    950,000      $950
31, 1995

                                                                      Total
                                                                   Shareholder's
                             Additional                               Equity
                               Paid-In            Accumulated       (Net Capital
                               Capital              Deficit         Deficiency)

Balances as of December
31, 1992                      $169,000            $(6,277,431)     $(6,107,431)
Issuance of 2,000,000
shares of Series A
preferred stock at $5.00
per share, less issuance
cost of $66,667              9,931,333                     -         9,933,333
Conversion of related
party payable to 1,800,000
shares of Series A
preferred stock at $5.00
per share                    8,998,200                     -         9,000,000
Contribution of common
stock by related party              50                     -                  -
Net Loss                             -            (9,107,775)        (9,107,775)
Balances as of December
31, 1993                    19,098,583           (15,385,206)         3,718,127
Capital Investment           9,772,728                     -          9,772,728
Conversion of related
party advanced to equity     3,162,354                     -          3,162,354
Cancellation of preferred
stock in connection with
AT&T acquisition                 3,800                     -                  -
Goodwill from AT&T
acquisition                 41,862,103                     -         41,862,103
Net Loss                             -           (15,228,073)       (15,228,073)
Balances as of December
31, 1994                    73,899,568           (30,613,279)        43,287,239
Capital contribution by
AT&T                        25,876,366                     -         25,876,366
Net Loss                             -           (63,345,916)       (63,345,916)
Balances as of December
31, 1995                    99,775,934           (93,959,195)         5,817,689
See accompanying notes

[CAPTION]
                          The ImagiNation Network, Inc.
                            Statements of Cash Flows

                                                    Year ended December 31,
                                              1995          1994           1993

Cash flows from operating activities
Net loss                                $(63,345,916)  $(15,228,073) $(9,107,775)
Adjustments to reconcile net loss
 to net cash used in operating activities:
Depreciation and amortization              1,906,864      1,454,295      622,913
Provision for bad debt                     1,890,143      1,131,286    1,276,389
Amortization of goodwill                   5,980,296        249,179            -
Write-down of goodwill                    35,632,628              -            -
Changes in operating assets and liabilities:
Accounts receivable                       (1,477,110)    (1,797,534)  (1,310,969)
Inventory                                    192,286       (244,426)      55,557
Prepaid expenses and other current assets    106,721        (57,340)    (291,240)
Other assets                                       -         16,639       (7,029)
Accounts payable                           1,022,043       (380,328)   1,083,941
Accrued payroll and related expenses         424,161        361,909      165,180
Other accrued expenses                    (1,370,640)     3,351,039      245,017
Deferred revenue                             (43,626)       182,540       87,612
Accrued rent                                  88,880              -            -
Net cash used in operating activities    (18,993,270)   (10,960,814)  (7,180,404)

Cash flows from investing activities
Purchases of property and equipment       (3,057,538)    (2,843,118)  (1,661,539)
Purchases (maturities) of short-term               -      3,986,868   (4,686,868)
investments
Net cash (used in) provided by investing  (3,057,538)     1,143,750   (6,348,407)
activities

Cash flows from financing activities
Capital contributions from AT&T           26,200,000      9,772,728   11,630,346
Repayments to AT&T                          (323,634)             -            -
Proceeds from issuance of promissory
 note to Sierra On-Line                            -              -    1,000,000
Repayment of promissory note to Sierra    (1,000,000)             -            -
On-Line
Proceeds from loans from related parties           -      3,944,368            -
Repayment of loans from related parties            -     (3,944,368)           -
Proceeds from issuance of preferred stock          -              -         3,800
Advances from AT&T under development funding       -              -     2,000,000
agreement
Net cash provided by financing activities 24,876,366      9,772,728    14,634,146

Net increase (decrease) in cash and cash   2,825,558        (44,336)    1,105,335
equivalents
Cash and cash equivalents at beginning of  1,126,713      1,171,049        65,714
year
Cash and cash equivalents at end of year  $3,952,271      $1,126,713   $1,171,049

Supplemental disclosures of cash flow
information
Cash paid for interest                     $ 144,904      $  193,777   $  213,517

Supplemental disclosure of noncash financing
activity
Assumption of original publishing
  agreement liability by AT&T              $       -      $1,162,354   $       -
Conversion of related party payable to
preferred stock                            $       -      $        -   $8,998,200
Conversion of funding advances from
AT&T to equity                             $       -      $2,000,000   $        -

See accompanying notes.


The ImagiNation Network, Inc.
Notes to Financial Statements
December 31, 1995

1. Organization of the Company and Summary of Significant Accounting Policies

Organization of the Company

The ImagiNation Network, Inc. (the "Company") is a premier provider of interactive on-line games and entertainment. Utilizing state-of-the-art proprietary and off-the-shelf technology, the Company creates environments, content, technology and delivery systems to build and support on-line communities of interest.

The Company was incorporated in California in February 1991 as a wholly owned subsidiary of Sierra-On-Line ("Sierra"). In July 1993, preferred stock was issued to AT&T Corporation ("AT&T") and General Atlantic Partners ("GAP") for an additional capital investment, thereby reducing Sierra's ownership percentage to 58% and giving AT&T and GAP 21% ownership percentages, respectively. In December 1994, AT&T acquired 100% ownership in the Company. On August 5, 1996, America Online ("AOL") acquired all of the net assets of the Company and all of the outstanding capital stock of the Company in a transaction accounted for under the purchase method of accounting.

As shown in the accompanying financial statements, the Company has incurred losses since inception and, as of December 31, 1995, has an accumulated deficit of approximately $94 million ($52 million excluding the amortization and write-down of goodwill). Since December 31, 1995, the Company has received approximately $13.2 million in funding from AT&T. The cash and investment balances as of December 31, 1995, together with the additional and expected fundings, are expected to support the Company's operations until at least December 31, 1997. However, the Company's operations are subject to certain risks and uncertainties, including, among others, rapidly changing technology, significant competition and continued funding by AOL.

Revenue Recognition

The Company earns revenue net of allowances from subscription fees and usage fees. Subscription fees are typically billed in advance and usage fees are billed in arrears. Fees are deferred and accrued as appropriate such that all revenue is recognized over the period that the services are provided.

Property and Equipment

Property, equipment and leasehold improvements are stated at cost and depreciated on a straight-line basis over estimated useful lives of three years for computer equipment and software, five years for furniture and fixtures and the length of the lease for leasehold improvements.

Inventories

Inventories consist of materials for product software kits and are stated at the lower of cost (first-in, first-out method) or market.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of 90 days or less to be cash equivalents. Substantially all cash and cash equivalents are on deposit with two U.S. commercial banks and bear the credit risk associated with these institutions.

Investments

The Company elected to adopt the provisions of Statement of Financial Accounting Standards No, 115, "Accounting for Certain Investments in Debt and Equity Securities" ("FAS 115") as of December 31, 1994. All marketable securities held by the Company at December 31, 1994 were deemed by management to be available-for-sale and are, therefore, reported at fair value. The investment, which consists of a U.S. government bond, matures in July 1996 and is classified as current based upon management's intent and ability to hold this investment to maturity. Adoption of FAS 115 did not have a material effect on the Company's financial statements. The difference between the amortized cost and market value of the Company's investment was not material at December 31, 1994 and 1995.

Goodwill

Goodwill represents the excess of AT&T's purchase price of the Company's tangible net assets over the estimated fair value of tangible net assets in December 1994. Goodwill was initially amortized on a straight-line basis over a period of seven years. However, in the fourth quarter of 1995, AT&T decided to sell the Company. Based on the valuation of the Company as of December 1995, AT&T determined that the unamortized goodwill had become impaired, and it wrote off the remaining goodwill balance at that time. This treatment has also been reflected in the Company's financial statements.

Research and Development Costs

Research and development costs are charged to operations as incurred and include both internal and external costs to develop new products. Software development costs meeting the requirements of Statement of Financial Accounting Standards No. 86 have not been significant, and as a result, no such costs have been capitalized.

Advertising Costs

Advertising costs are charged to operations as incurred. The amount of advertising costs charged to expense in 1995, 1994 and 1993 were $1,294,864, $971,282 and $1,053,654, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and revenues and expenses during the periods reported. Actual results could differ from those estimates. Estimates are used for the allowance for doubtful accounts, inventory reserves for lower of cost or market, depreciation and the estimated useful lives of assets.

The Company's business is highly dependent upon revenues generated by the distribution of its 3D virtual reality internet gaming platform. In the short term, the Company expects a majority of its revenues to be generated by one distributor. The Company also relies heavily on the services of Sierra and other third parties to develop certain game content for use in the Company's platform.

Income Taxes

Under the asset and liability method of Statement of Financial Accounting Standards No. 109 ("SFAS 109"), deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Net Loss Per Share

Net loss per share is computed using the weighted average number of common shares outstanding. Common equivalent shares have been excluded from the computation for each of the periods presented as their effect is antidilutive.

2. Property and Equipment

Property and equipment at December 31, 1995 and 1994, consists of the following:

                                                       1995              1994

Computer equipment                              $5,665,701           $3,682,317
Software                                        1,224,380               719,235
Furniture and fixtures                          1,112,733               665,291
Leasehold improvements                            452,016               330,449
                                                8,454,830             5,397,292
Less accumulated depreciation and amortization
                                               (4,191,903)           (2,285,039)
Net property and equipment                     $4,262,927            $3,112,253

Depreciation expense for the years ended December 31, 1995, 1994 and 1993 amounted to $1,906,864, $1,454,295 and $617,077, respectively.

3. Long-Term Debt

During 1994, AT&T converted a $1,052,632 note payable entered into on April 22, 1994, $3,500,000 of advances under a Demand Promissory Note entered into on October 14, 1994, and $75,468 of accrued interest into equity. The converted debt has been recorded in additional paid-in capital.

Long-term debt at December 31, 1994 consisted of a convertible note payable to Sierra of $1,000,000. The note bore interest at the prime rate and was repaid in cash in 1995.

4. Related Party Transactions

In July 1993, the Company entered into a Development Funding Agreement with AT&T. Under the agreement, the Company was to have received $3,000,000 over two years to fund the development of new platform versions of selected software. The Company had received $2,000,000 under the development funding agreement. The Agreement was terminated in 1994 when AT&T became the owner of 100% of the Company's stock. The $2,000,000 of cash previously received was treated as a contribution of capital as no software was developed under the agreement.

The Company and Sierra, have entered into various agreements whereby Sierra performs services for the Company at negotiated rates. These services include the replication of starter kits provided to new customers which include disks to initiate the Company's operating system, certain promotional items, and warehousing of certain of the Company's product. The Company paid Sierra $1,293,968 for these services in 1994.

The Company and Sierra also have entered into other technology sharing and cross promotion arrangements. Obligations under these arrangements to date have not been significant.

The Company and AT&T have entered into various transactions primarily for the provisioning of telecommunications services from AT&T. In 1995, AT&T forgave approximately $364,000 of billings to the Company for Proprietary
Telecommunications Networking ("PTN2") services. Expenses for other telecommunications services obtained from AT&T were $1,011,351 and $674,751 for 1995 and 1994, respectively.

In 1995, AT&T has also paid to Sierra $625,000 as an advance against future royalties under the publishing agreement between AT&T and Sierra under which Sierra was developing software gaming application products that AT&T had the discretion to use in the Company's gaming platform.

5. Commitments and Contingencies

Leases

The Company leases its facilities and certain equipment under noncancelable operating leases expiring between 1996 and 2000. Future minimum lease payments and commitments under these arrangement are as follows:

Year ending December 31,
1996                                         $550,464
1997                                          464,109
1998                                          424,779
1999                                          429,279
2000                                          178,866
Total minimum payments required            $2,047,497

Rental expense for the years ended December 31, 1995, 1994, and 1993 amount to $563,022, $256,911 and $109,556 respectively.

Legal Proceedings

In 1995, the Company was party to a lawsuit whereby the plaintiff alleged that the Company breached a marketing agreement for the bundling of service offerings. The Company accrued approximately $140,000 relating to this action in the financial statements based on the probability of a loss from this lawsuit. This lawsuit was settled by the Company on June 25, 1996. The Company paid $127,757 to the plaintiff in full satisfaction of the complaint.

The Company is subject to other legal proceedings, claims and liabilities, which arise in the ordinary course of its business. In the opinion of Management, the amount of ultimate liability with respect to these actions will not materially affect the financial position of the Company.

6. Shareholders' Equity

Common Stock

In 1993, Sierra contributed 50,000 shares of the Company's common stock to the Company for no consideration. These shares were treated by the Company as retired stock and the par value of $50 was transferred to additional paid-in capital.

On April 4, 1996, the board of directors resolved to cancel all shares of the Company's common stock, other than those held by AT&T.

Preferred Stock

In July 1993, the board of directors approved the sale of up to $10,000,000 of Series A convertible preferred stock. As a result, the Company sold a total of 2,000,000 shares at $5.00 per share to AT&T and GAP.

Also in 1993, the Company converted $9,000,000 in accounts payable to Sierra into 1,800,000 shares of Series A convertible preferred stock at $5.00 a share.

In December 1994, all 3,800,000 shares of outstanding Series A convertible preferred stock were canceled and the par value of $3,800 was transferred to additional paid-in capital.

7. Income Taxes

Due to operating losses and the inability to recognize an income tax benefit therefrom, there is no provision for income taxes for 1995, 1994 or 1993. The difference between the provision for income taxes and the amount computed by applying the federal statutory rate to net loss before taxes is explained below:

                                               Year ended December 31,
                                        1995           1994         1993
Tax at U.S. statutory rate             $(21,537,612)   $(5,177,545) $(3,096,644)
                                                                                   )
Operating losses not benefited            7,389,219      5,092,824    3,096,644

Nondeductible goodwill charges           14,148,393         84,721            -

                                       $          -    $         -   $        -

Significant components of the Company's deferred tax assets as of December 31, 1995 and 1994 are as follows:

                                                        1995              1994

Deferred tax assets:
Accruals and reserves not currently deductible
for tax purposes                                 $193,707            $260,358
Fixed assets                                      559,461             497,355
Other                                                   -               2,092
Total deferred tax assets                         753,168             759,805

Valuation allowance                              (753,168)           (759,805)
Net deferred tax assets                           $     -            $      -

Realization of deferred tax assets is dependent upon future earnings, the timing and amount of which are uncertain. Accordingly, management has established a valuation allowance, in an amount equal to the net deferred tax asset at December 31, 1995 and 1994, to reflect these uncertainties. The change in valuation allowance was an immaterial amount for the years ended December 31, 1995, 1994 and 1993.

The Company filed a consolidated tax return with members of the AT&T controlled group while it was a wholly owned subsidiary of AT&T. The Company's lack of net operating loss carryforward differs from its accumulated deficit due to nondeductible charges related to goodwill as well as net operating losses utilized or retained by the Company's former parent, AT&T.

Under the stock purchase agreement in which AOL acquired the stock of the Company from AT&T, any tax allocation or sharing agreement which was in effect while the Company was a wholly owned subsidiary of AT&T is terminated and has no force or effect for all periods subsequent to the closing date of the sale. Therefore, no amounts are due to or from AT&T as of December 31, 1995 or 1994 and no current or deferred tax expense or benefit has been allocated to the Company for the years ended December 31, 1995 or 1994.

8. Defined Contribution Plan

The Company sponsors a defined contribution plan covering substantially all of its full time employees. The plan was adopted on July 1, 1994. Employees are allowed to make pretax contributions to the plan in accordance with
Section 401(K) of the Internal Revenue Code. Under the Plan, employees may contribute amounts not to exceed the statutory prescribed annual limit. The Company makes discretionary matches equal to the lesser of 6% of the participant's compensation or $1,500. The Company's expense under this plan was $25,786 and $8,718 for 1995 and 1994, respectively.

9. Subsequent Event

From March 1996 to May 1996, the Company entered into several three-year lease agreements to purchase computer equipment to support its host system. The leases will be accounted for as capital leases and future minimum lease payments under the lease aggregate $1,542,000.

In August 1996, the Company announced plans to terminate support for its proprietary network-based games service in order to prepare the launch of its new 3D virtual reality Internet gaming platform.

In August 1996, AOL acquired all of the net assets of the Company and all of the outstanding capital stock of the Company in a transaction accounted for under the purchase method of accounting.

                              Financial Statements
                          The ImagiNation Network, Inc.
                 For the six months ended June 30, 1996 and 1995
                                   (Unaudited)

                                    Contents

Balance Sheet  .................. ................1
Statements of Operations  ........................2
Statements of Cash Flows  ........................3
Notes to Unaudited Financial Statements ..........4


[CAPTION]
The ImagiNation Network, Inc.
Balance  Sheet
(Unaudited)

                                                       June 30,
                                                         1996
Assets
Current Assets:
   Cash and cash equivalents                 $    1,604,778
   Accounts receivable (net)                        635,817
   Prepaid expensess and other
   current assets                                   689,260
Total Current Assets                              2,929,855

Property and equipment, net                       5,450,545

Other assets                                         25,000

   Total Assets                              $    8,405,400


Liabilities and Shareholders' Equity
Current Liabilities
  Accounts Payable                          $       581,896
Accrued Payroll and related expenses              1,248,656                                                 1,248,656
Other accrued expenses                            1,414,112
Deferred revenue                                    187,433
Total current liabilities                         3,432,097

Deferred rent                                        78,956
Capital lease obligation                            865,418

Shareholders' Equity
 Common Stock                                           950
 Additional paid-in capital                     107,790,191
 Accumulated deficit                           (103,762,212)
    Total Shareholders' Equity                    4,028,929
    Total Liabilities and Shareholders'
          Equity                             $    8,405,400

See accompanying notes.


[CAPTION]

The ImagiNation Network, Inc.
    Statements of Operations
     (Unaudited)

                             For the six months ended June 30,

                                 1996           1995

Revenue                       $4,472,524       $7,226,958
  Cost of revenue              3,309,080        4,212,225
Gross Profit                   1,163,444        3,014,733

Operating costs and
expenses:
 Marketing                     1,390,217        4,400,965
 Product Development           3,746,388        2,757,105
 General and                   5,901,799        4,777,554
Administrative
 Amortization of                       -        2,400,000
Goodwill
   Total Costs and            11,038,404       14,335,624
Expenses

 Operating Loss              (9,874,960)     (11,320,891)

 Other Income(Expense)            71,943          (8,520)

 Net loss                   ($9,803,017)    ($11,329,411)
See accompanying notes.


[CAPTION]
 The ImagiNation Network, Inc.
   Statements of Cash Flows
          (Unaudited)

                                For the six months ended June 30,

                                    1996             1995


Cash flows from operating
activities:
Net Loss                        ($9,803,017)        ($11,329,411)
  Adjustments to reconcile net
     loss to net cash
     used in operating
     activities:
  Depreciation & amortization     1,253,664            3,213,535
  Provision for bad debt            454,544              187,233
Changes in operating assets &
liabilities
  Accounts receivable                30,904             (884,763)
  Prepaid expenses and other
current assets                     (375,653)            (139,402)
  Inventory                         145,000              297,367
  Accounts payable               (1,644,767)             871,178
  Accrued payroll and related
     expenses                       297,406             (284,881)
  Other accrued expenses           (231,862)          (1,442,358)
  Deferred revenue                 (165,093)            (150,185)
  Accrued rent                       (9,924)                   -
  Net cash (used in) operating
     activities                 (10,068,798)          (9,661,687)

Cash flows from investing
activities:
  Purchase of Property &
     Equipment                     (898,986)          (1,043,063)

Cash flows from financing
activities:
  Capital Contributions from
     AT&T                         8,140,392            11,600,000
  Payments for AT&T                (126,135)
  Principal payments under
   capital lease obligations        (93,966)
  Sierra Note Paydown                                 (1,000,000)
  Net cash provided by
financing activities              7,920,291           10,600,000

Net (decrease) in cash           (3,047,493)            (104,750)
Cash at beginning of period       4,652,271            1,826,713
Cash at end of period            $1,604,778           $1,721,963

See accompanying notes.


                          The ImagiNation Network, Inc.
                     Notes to Unaudited Financial Statements
                                  June 30, 1996

1. The financial statements include the accounts of The ImagiNation Network, Inc. without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. Although the Company believes that the disclosures are adequate to make the information presented not misleading, it is suggested that these financial statements be read in connection with the audited financial statements and notes thereto included in the Form 8-K/A filing filed with the Securities and Exchange Commission on October 21, 1996

  In the opinion of the Company, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the financial position, results of operations, and cash flows for the periods presented.


2.   Subsequent Event

  In August 1996, the Company announced plans to terminate support for its proprietary network-based games service in order to prepare the launch of its new 3D virtual reality Internet game platform

  In August 1996, America Online, Inc. acquired all of the net assets of the Company and all of the outstanding capital stock of the Company in a transaction accounted for under the purchase method of accounting.

PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                   (Unaudited)


    On  August  5,  1995  America  Online, Inc.  (AOL)  purchased  100%  of  the outstanding stock of The ImagiNation Network, Inc. (INN). The unaudited pro forma combined condensed balance sheet assumes that the transaction took place on June 30, 1996. The unaudited pro forma combined condensed statement of operations assumes that the transaction occurred on July 1, 1995. The unaudited pro forma combined condensed balance sheet reflects the combination of AOL's balance sheet with INN's balance sheet as of June 30, 1996. The unaudited pro forma combined statement of operations reflects the combination of AOL's and INN's statements of operations for the year ended June 30, 1996.

The pro forma information is presented for illustrative purposes only and does not purport to be indicative of the operating results or financial position that would actually have occurred if the transaction had been in effect on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and assumptions that the Registrant believes are reasonable in the circumstances. The pro forma information should be read in conjunction with the Company's June 30, 1996 financial statements and notes thereto contained in Form 10-K dated September 30, 1996.

The transaction is accounted for under the purchase method of accounting. The purchase price is allocated to the tangible and intangible assets purchased, as well as liabilities assumed, based upon their respective fair values. The allocation of the purchase price included in the pro forma condensed financial information is preliminary. The final values may differ from those set forth herein. The Registrant believes, however, that the final allocation will not be materially different from the pro forma allocation.


[CAPTION]
               America Online, Inc./ The ImagiNation Network, Inc.
                   Pro Forma Combined Condensed Balance Sheet
                               As of June 30, 1996
                                 (In thousands)
                                   (Unaudited)

                             America    ImagiNation     Pro Forma    Pro Forma
                             Online       Network      Adjustments     Combined
ASSETS
Current assets:
Cash and cash equivalents  $118,421    $1,604          $              $ 120,025
Short-term investments      10,712                                       10,712
Trade accounts receivable   42,939        636                            43,575
Other receivables           29,674                      8,641 <F2>       38,315
Prepaid expenses and other
current assets              68,832        689                            69,521
Total current assets       270,578      2,929                           282,148

Property and equipment at
cost, net                  101,277       5,451                          106,728

Other assets:
Product development costs,
net                         44,330                                       44,330
Deferred subscriber
acquisition costs, net     314,181                                      314,181
License rights, net          4,947                                        4,947
Other assets                35,878           25                          35,903
Deferred income taxes      135,872                                      135,872
Goodwill, net               51,691                     2,419 <F2>        54,110
                       $   958,754      $  8,405    $                 $ 978,219

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade accounts payable   $  105,904      $   582    $                 $ 106,486
Other accrued expenses and
liabilities                 127,898        1,414      476 <F2>          129,788
Deferred revenue             37,950          187                         38,137
Accrued Personnel Costs      15,719        1,249                         16,968
Current portion of long-
term debt                     2,435                                       2,435
Total current liabilities   289,906        3,432                        293,814

Notes payable                19,306                                      19,306
Deferred income taxes       135,872                                     135,872
Other Liabilities             1,168          944                          2,112
Total liabilities           446,252        4,376                        451,104

Stockholders' equity:
Preferred stock                   1                                            1
Common stock                    926            1            3 <F1><F2>       930
Additional paid-in capital  519,342      107,790      (93,181)<F1><F2>   533,951
Accumulated deficit          (7,767)    (103,762)     103,762 <F2>        (7,767)
Total stockholders' equity: 512,502        4,029                         527,115
                         $   958,754    $   8,405     $                 $ 978,219

See accompanying notes to unaudited pro forma combined condensed financial statements.

[CAPTION]
               America Online, Inc./ The ImagiNation Network, Inc.
              Pro Forma Combined Condensed Statement of Operations
                            Year Ended June 30, 1996
                      (In thousands. except per share data)
                                   (Unaudited)

                           America   ImagiNation       Pro Forma      Pro Forma
                           Online      Network        Adjustments      Combined



Revenues                  $1,093,854  $ 10,011      $(10,011)<F5>     $1,093,854
Costs and expenses:
Cost of revenues             627,372     8,057        (8,057)<F5>        627,372
Marketing                    212,710     8,855        (8,855)<F5>        212,710
Product development           53,817     7,482                            61,299
General and administrative   110,653     8,188        (2,125)<F5>        116,716
Acquired research and
development                  16,981                                       16,981
Write down of goodwill                  35,632        (35,632)<F6>
Amortization of goodwill      7,078      2,990         (2,506)<F3><F6>     7,562
Total costs and expenses  1,028,611     71,204                         1,042,640

Income (loss) from
operations                   65,243    (61,193)                           51,214

Other income, net            (2,056)        89                            (1,967)
Merger expenses                (848)                                        (848)
Income (loss) before
provision for income taxes    62,339   (61,104)                           48,399

Provision for income taxes   (32,523)                   5,297<F4>        (27,226)

Net income (loss)         $   29,816  $(61,104)      $                 $  21,173

Net income per common
share                      $    0.28                                     $  0 .20

Weighted average shares
outstanding                 108,097                                       108,460


See accompanying notes to unaudited pro forma combined condensed financial statements.


      Notes to Unaudited Pro Forma Combined Condensed Financial Statements

Pro forma adjustments to reflect the acquisition of The ImagiNation Network given effect to the following:

(1)  To record the issuance of 362,500 shares of common stock.

(2) To allocate the purchase price of approximately $15 million to the estimated fair value of assets and liabilities, and to record goodwill and other acquisition related adjustments.

(3)  Amortization of purchased goodwill.

(4) Aggregate tax effects of the losses of The ImagiNation Network on the consolidated entity.

(5) To eliminate the operations of the proprietary online service operated by INN and discontinued by AOL upon its purchase of INN. The adjustment includes revenues and expenses directly associated with the proprietary online service.

(6) To eliminate the amortization and write-off of goodwill on the financial statements of INN which will not have a continuing impact on the combined entity.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 21, 1996

                                   AMERICA ONLINE, INC.



                                   By: /s/LENNERT J. LEADER
                                        Lennert J. Leader
                                        Senior Vice President and Chief
                                        Financial Officer